UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

September 23, 2004

WORLD OMNI AUTO RECEIVABLES LLC

(Exact name of registrant and grantor of the Trust as specified in its charter)

WORLD OMNI AUTO RECEIVABLES TRUST 2004–A

(Issuer with respect to the Securities)

Delaware

(State or other Jurisdiction of Incorporation)

333-100621

(Commission File Number)

52-2184798

(Registrant’s I.R.S. Employer Identification No.)

World Omni Auto Receivables LLC

190 Jim Moran Blvd.

Deerfield Beach, FL 33442

(Address of principal executive offices of registrant, including Zip Code)

Registrant’s telephone number, including area code: (954) 429-2200

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In the prospectus supplement dated June 24, 2004, issued under Registration Statement No. 333-100621, the Registrant stated that during the funding period it expected the World Omni Auto Receivables Trust 2004-A to acquire subsequent receivables from the seller with an aggregate starting principal balance approximately equal to $232,502,515.32, which funds were deposited into the pre-funding account. On September 23, 2004, the World Omni Auto Receivables Trust 2004-A acquired subsequent receivables with an aggregate principal balance equal to $232,500,924.64 as of September 1, 2004, which is the subsequent cutoff date. Such acquisition of subsequent receivables used substantially all of the funds in the pre-funding account and thereby ended the funding period. The Registrant also stated in the prospectus supplement that, following the end of the funding period it would file a report on Form 8-K containing information comparable to that contained in the tables set forth in the prospectus supplement regarding the characteristics of the subsequent receivables. Set forth below is such information:

Composition of the Subsequent Receivables

as of the Subsequent Cutoff Date

Aggregate Principal Balance	$232,500,924.64
Number of Receivables	16,173
Average Principal Balance	$14,375.87
Average Original Amount Financed	$18,442.13
Range of Original Amount Financed	$5,000.00 to $58,423.30
Weighted Average Annual Percentage Rate	8.27%
Range of Annual Percentage Rates	0.01% to 19.99%
Weighted Average Original Term to Maturity	64.25 months
Range of Original Terms to Maturity	24 months to 72 months
Weighted Average Remaining Term to Maturity	56.47 months
Range of Remaining Terms to Maturity	12 months to 72 months

As of the subsequent cutoff date, approximately 70.08% of the aggregate principal balance of the subsequent receivables, constituting approximately 59.59% of the total number of subsequent receivables, represented financings of new vehicles, and approximately 29.92% of the aggregate principal balance of the subsequent receivables, constituting approximately 40.41% of the total number of subsequent receivables, represented financings of used vehicles.

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The following table sets forth information regarding the geographic distribution of the subsequent receivables as of the subsequent cutoff date for the states with the largest concentrations of subsequent receivables. No other state accounts for more than 0.90% of the aggregate principal balance of the subsequent receivables. The breakdown by state is based on the billing addresses of the obligors of the receivables. The percentages in the table may not add up to 100% because of rounding.

Geographic Distribution of the Subsequent Receivables

as of the Subsequent Cutoff Date

State	Number of Receivables	Percentage of Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Florida	6,025	37.25%	$87,488,041.43	37.63%
North Carolina	2,918	18.04	42,314,639.47	18.20
Georgia	2,667	16.49	40,110,163.33	17.25
Alabama	2,118	13.10	29,236,279.29	12.57
South Carolina	1,253	7.75	18,546,119.43	7.98
New Jersey	256	1.58	3,585,991.34	1.54
All Others	936	5.79	11,219,690.35	4.83

Total	16,173	100.00%	$232,500,924.64	100.00%

The following table sets forth information regarding the distribution of the subsequent receivables by annual percentage rate as of the subsequent cutoff date. Percentages in the table may not add up to 100% because of rounding

Distribution of the Subsequent Receivables by Annual Percentage Rate

as of the Subsequent Cutoff Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.000 – 1.000%	25	0.15%	$385,934.73	0.17%
1.001 – 2.000%	4	0.02	23,556.94	0.01
2.001 – 3.000%	52	0.32	605,661.01	0.26
3.001 – 4.000%	274	1.69	4,390,718.22	1.89
4.001 – 5.000%	1,751	10.83	31,734,804.96	13.65
5.001 – 6.000%	2,067	12.78	38,685,566.86	16.64
6.001 – 7.000%	1,684	10.41	32,213,612.95	13.86
7.001 – 8.000%	1,755	10.85	25,915,836.23	11.15
8.001 – 9.000%	2,028	12.54	24,133,976.38	10.38
9.001 – 10.000%	1,633	10.10	19,343,376.22	8.32
10.001 – 11.000%	1,016	6.28	12,583,049.48	5.41
11.001 – 12.000%	925	5.72	9,703,398.00	4.17
12.001 – 13.000%	765	4.73	8,548,587.52	3.68
13.001 – 14.000%	627	3.88	6,803,746.88	2.93
14.001 – 15.000%	441	2.73	4,671,023.90	2.01
15.001 – 16.000%	324	2.00	3,393,664.71	1.46
16.001 – 17.000%	506	3.13	5,995,099.99	2.58
17.001 – 18.000%	228	1.41	2,336,836.10	1.01
18.001 – 19.000%	50	0.31	705,787.33	0.30
19.001 – 20.000%	18	0.11	326,686.23	0.14

Total	16,173	100.00	232,500,924.64	100.00%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD OMNI AUTO RECEIVABLES LLC
(Registrant)

	By:	/s/ Alan Kirschenbaum
Dated: September 23, 2004	Name:	Alan Kirschenbaum
	Its:	Assistant Treasurer

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